EXHIBIT 99.1

THE STEAK N SHAKE COMPANY ANNOUNCES MANAGEMENT CHANGES

INDIANAPOLIS, March 13 /PRNewswire-FirstCall/ -- The Steak n Shake Company (NYSE: SNS) announced today that it has made several changes in its Management structure. Wayne L. Kelley has been appointed Interim Chairman and Chief Executive Officer, replacing Alan Gilman, who was not reelected as a director at the recent annual meeting of shareholders. The Company also announced that Jeffrey A. Blade, the Company's Executive Vice President, Chief Financial and Administrative Officer, has been appointed to the additional position of Interim President. These changes are effective immediately.

"Jeff has a deep understanding of the business and complete support of the Board and management team. We believe that under his leadership the Company will solidify its turnaround and enhance shareholder value," said Mr. Kelley. "The Board also greatly appreciates the significant contributions Alan Gilman made to this Company. During Alan's 16 years with the Company, he has overseen strong growth, including increasing the number of Steak n Shake restaurants from 120 to the current level of 503, and increasing revenue from $127 million to $654 million. He was a good friend and teacher and highly devoted to Steak n Shake."

As previously announced, the Company is continuing its search for a permanent Chief Executive Officer.

"We have a strong Board and strong Management team," continued Mr. Kelley. "We look forward to the challenges ahead and believe that we will successfully face them."

About Steak n Shake
Steak n Shake is a full-service, casual dining restaurant serving a core menu of its famous STEAKBURGER(TM) sandwiches, thin 'n crispy french fries, old fashioned hand-dipped milk shakes, chili, home style soups, fresh salads, a variety of desserts and breakfast. All of the food is prepared to the guest's order and served by friendly, well-trained associates. Steak n Shake restaurants feature full-service dining areas, counter service and drive-thru windows and most are open 24 hours a day, seven days a week.

Risks Associated with Forward-Looking Statements
Certain statements contained in this press release represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements include estimates of future revenues, cash flows, capital expenditures or other financial items, as well as assumptions underlying any of the foregoing. Forward-looking statements reflect management’s current expectations regarding future events and use words such as “anticipate,” “believe,” “expect,” “may” and other similar terminology. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Investors should not place undue reliance on the forward-looking statements, which speak only as of the date of this report. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties. Our actual future results and trends may differ materially depending on a variety of factors, many beyond our control, including, but not limited to: the poor performance or closing of even a small number of restaurants; our ability to attract and retain guests; the ability of our franchisees to operate profitable restaurants; changes in guest preferences, tastes and dietary habits; minimum wage rates; the availability and cost of qualified personnel; fluctuations in food commodity prices and the availability of food commodities; harsh weather conditions; unfavorable publicity relating to food safety or food borne illness; our ability to comply with the restrictions and covenants to our debt agreements; our ability to comply with existing and future governmental regulations; our ability to adequately protect our trademarks, service marks and other components of our brand; and other risks identified in the periodic reports we file with the Securities and Exchange Commission. Further, the Special Committee’s evaluation of strategic alternatives may not result in a change in business strategy or an increase in shareholder value. Additional risks and uncertainties not currently known to us or that are currently deemed immaterial may also become important factors that may harm our business, financial condition, results of operations or cash flows. We assume no obligation to update forward-looking statements except as required in our periodic reports, and we do not intend to comment on the status of the Special Committee’s evaluation of strategic alternatives unless and until there is a material development to report.

Contact: Brad Cohen
Brad.cohen@icrinc.com
(646) 277-1221